LEASE INDEX
                                   -----------

LESSOR: Rex Realty Co.

LESSEE: United Industries Corporation

EFFECTIVE DATE OF LEASE: November 27, 1989

ADDRESS OR LOCATION OF PREMISES:  8453-8489 Chapin Industrial
                                  Drive, Vinita Park, St. Louis
                                  County, Missouri (Office/
                                  Warehouse Building)


Section                                                           Page
1.     Parties                                                      1
2.     Premises                                                     1
3.     Term                                                         1
4.     Rent                                                         1
4.1    When and Where Payable                                       1
4.2    Amount of Rent                                               1
5.     Use                                                          2
5.1    Use                                                          2
5.2    Compliance with Law at Date of Lease                         2
5.3    Condition of Premises at Date of Lease                       3
6.     Maintenance, Repairs and Modifications                       3
6.1    Lessee's Obligation                                          3
6.2    Condition on Termination                                     3
6.3    Lessor's Rights                                              3
6.4    Lessor's Obligation                                          3
6.5    Modifications of Premises by Lessee                          4
6.6    Modifications of Premises by Lessor                          5
6.7    Lessee's Trade Fixtures                                      5
7.     Insurance and Indemnification                                6
7.1    Insuring Party; Lessee's Obligation
          for Cost of All Insurance                                 6
7.2    Liability Insurance                                          6
7.3    Property Insurance                                           7
7.4    Insurance Policies                                           7
7.5    Waiver of Subrogation                                        7
7.6    Indemnity                                                    8
7.7    Exemption of Lessor8from Liability                           8
8.     Damage or Destruction                                        9
8.1    Partial Damage--Insured                                      9
8.2    Partial Damage--Uninsured                                    9
8.3    Total Destruction                                           10

                                      -1-

8.4    Damage Near End of Term                                     10
8.5    Abatement of Rent; Lessee's Remedies                        10
8.6    Termination--Advance Payments                               10
8.7    Waiver                                                      11
9.     Property Taxes                                              11
9.1    Real Property Taxes                                         11
9.2    Definition of "Real Property Taxes"                         11
10.    Utilities                                                   12
11.    Assignment and Subletting                                   12
11.2   Lessor's Consent Required                                   12
11.3   Named Lessee Affiliate                                      12
11.4   Attorneys' Fees                                             13
12.    Defaults; Remedies                                          13
12.1   Default by Lessee                                           13
12.2   Remedies                                                    14
12.3   Default by Lessor                                           14
12.4   Late Charges                                                15
13.    Condemnation                                                15
14.    Interest                                                    15
15     General Provisions                                          16
15.1   Estoppel Certificate; Lessee's Financials                   16
15.2   Definition of Lessor                                        17
15.3   Definition of Lessee                                        17
15.4   Severability                                                17
15.5   Time is of the Essence                                      18
15.6   Captions                                                    18
15.7   Incorporation of Prior Agreements; Amendments               18
15.8   Notices                                                     18
15.9   Waivers                                                     18
15.10  Recording                                                   18
15.11  Holding Over                                                18
15.12  Cumulative Remedies                                         19
15.13  Covenants and Conditions                                    19
15.14  Binding Effect; Choice of Law                               19
15.15  Subordination                                               19
15.16  Attorneys' Fees                                             19
15.17  lessor's Access                                             20
15.18  Signs and Auctions                                          20
15.19  Merger                                                      20
15.20  Corporate Authority                                         20
15.21  Approvals and Consents                                      20
15.22  Quiet Possession                                            20
15.23  Options                                                     20
15.24  Multiple Tenant Property Rules and Regulations              21

                                      -2-

15.25  Insuring Party                                              21
15.26  When Lessor is Obligated                                    21
15.27  Effect of Lease on Existing Tenancies                       21

                                      LEASE
                                      -----

1. Parties. This Lease, dated effective as of November 27, 1989, is made by and between Rex Realty Co., a Delaware corporation ("Lessor") and United Industries Corporation, a Delaware corporation ("Lessee").

2. Premises. Lessor leases to Lessee and Lessee leases from Lessor for the Term at the rent, and subject to all of the provisions of this Lease, that certain real property, together with all improvements thereon, if any, situated in the County of St. Louis, State of Missouri, known and numbered as 8453-8489 Chapin Industrial Drive, consisting of an office and warehouse building of approximately 87,500 square feet situated on approximately 3.6 acres of land (the "Premises"). A legal description of the land is described on Exhibit A attached hereto and incorporated herein by this reference.

3. Term. The "Term" of this Lease shall commence on November 27, 1989 ("Commencement Date") and continue through December 31, 1999. Thereafter the Term shall automatically be extended on a year-to-year basis from January 1 through December 31 of each year through and until December 31, 2010, unless either party elects to terminate such year-to-year extension by giving Termination Notice in which case, the Term shall terminate at the end of the year following the year during which such Termination Notice is given.

4.   Rent.

     4.1 When and Where Payable. Lessee shall pay rent to Lessor for the Premises, without offset or demand, in advance, on the first day of each month of the Term. Rent for any period during the Term which is for less than one month shall be a pro rata portion of the monthly rent based on a month of thirty
(30) days. Rent shall be payable in lawful money of the United States to Lessor at Lessor's address stated herein or to such other persons or at such other places as Lessor may designate by Notice to Lessee.

     4.2 Amount of Rent. Rent for the period from the Commencement Date to December 31, 1990 shall be at the monthly rate equal to the sum of (i) Twenty-Three Thousand Five Hundred Dollars ($23,500) (being an annualized amount of $282,000), plus (ii) an amount determined by multiplying the annual rate of thirteen percent (13%) by the aggregate expenditures made by Lessor pursuant to
Section 6.6 of this Lease and dividing such product by twelve (12). Such aggregate expenditures shall be determined as of the first day of the month preceding the month for which Rent is being calculated. For each calendar year of the term of this Lease following 1990 (each such year being hereafter called "Period"), Rent for each such Period shall be at a monthly rate equal to the sum of (a) the total amount of all rent payable for the month immediately preceding the beginning of such Period, plus (b) one-half (1/2) of the product resulting from multiplying that amount as described in subpart (a) hereinabove by the percentage change in the "CPI" from the "Initial Date" to the "Measuring Date" plus (c) an amount as determined pursuant to subpart (ii) hereinabove with respect to any such expenditure made throughout said Period. For the Period commencing January 1, 1991, the "Initial Date" is the "CPI" publication date most proximately preceding the date of this Lease, and the "Measuring Date" is the "CPI" publication date most proximately preceding December 31, 1990. For each other Period, the Initial Date is the CPI publication date most proximately preceding the first day of the preceding Period, and the Measuring Date is the CPI publication date most proximately preceding the last day of the preceding Period. "CPI" shall mean the United States Consumer Price Index for all urban consumers published by the Bureau of Labor Statistics of the Department of Labor, All Items Index, U.S. City Average, 1982-84 = 100. In the event that the CPI shall be converted to a different standard reference base or otherwise revised, the determination of rent adjustment shall be made with the use of such conversion factor, formula or table converting the CPI as may be published by the Bureau of Labor Statistics or if not published by the Bureau of Labor Statistics, then as reasonably determined by Lessor. if the CPI ceases to be published or if no conversion factor, formula or table is reasonably available, then there shall be substituted such other index as Lessor shall reasonably determine.

S.   Use.

     5.1 Use. The Premises shall be used and occupied for any lawful purpose. Lessee shall comply at all times with all federal, state and local ordinances and regulations that apply to the Premises or Lessee's business. Lessee covenants that it will commit no nuisance or waste on the Premises.

     5.2 Compliance with Law at Date of Lease.

         (a) knowledge, as of the date of this Lease, the Premises do not violate any existing applicable building code regulation. If it be determined that a violation exists at the date hereof, then it shall be the obligation of Lessor, after Notice from Lessee, at Lessor's sole cost and expense, to promptly rectify any such violation. If Lessee does not give Notice of any such violation to Lessor within one (1) year after the Commencement Date, it shall be conclusively deemed that such violation did not exist at the date hereof and the correction of any violation shall be the obligation of the Lessee.

         (b) Except as otherwise provided in ss.5.2(a), Lessee shall, at Lessee's expense, comply promptly with all applicable laws and regulations in effect during any part of the Term in respect of the Premises. Lessee shall not use nor permit the use of the Premises in any manner that will tend to create waste, or constitute

     5.3 Condition of Premises at Date of Lease. Except as provided in ss.5.2(a), Lessee hereby accepts the Premises in the condition existing as of the date hereof, subject to all applicable laws and regulations in respect of the Premises.

6.   Maintenance, Repairs and Modifications.

     6.1 Lessee's Obligations. Lessee shall keep the Premises and every part thereof in good order, condition and repair, structural and nonstructural (whether or not the part of the Premises requiring repair, or the means of repairing the same are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of the Premises) including, without limiting the generality of the foregoing, all plumbing, heating, air conditioning, ventilating, electrical and lighting facilities and equipment, fixtures, walls (interior and exterior), foundations, ceilings, roofs (interior and exterior), floors, windows, doors, plate glass and skylights, and all landscaping, driveways, walkways, parking lots, fences and signs located on and adjacent to the Premises.

     6.2 Condition on Termination. On the last day of the Term, Lessee shall surrender the Premises to Lessor in the same condition as at the Commencement Date except for reasonable wear and tear and for Modifications made in accordance with 56.5 (which Lessor does not require Lessee to remove) and/or ss.6.6. Lessee shall repair any damage to the Premises occasioned by the removal of Lessee's trade fixtures, furnishings and equipment which repair shall include, but is not limited to patching and filling of holes and repair of structural damage, if any.

     6.3 Lessor's Rights. If Lessee fails to perform Lessee's obligations under this ss.6, Lessor may (but shall not be required to) enter the Premises, after ten (10) days' prior Notice to Lessee (except that no prior Notice shall be required if Lessor believes prompt action is required), and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the rate per annum stated in ss.14 shall become due and payable as additional rent to Lessor together with Lessee's next rent installment.

     6.4 Lessor's Obligations. Except for the obligations of Lessor under 55.2(a) (relating to Lessor's representation), ss.6.6 (relating to Modifications by Lessor), ss.8 (relating to destruction of the Premises) and ss.13 (relating to condemnation of the Premises), it is intended by the parties hereto that Lessor have no obligation, in any manner whatsoever, to repair or maintain the Premises, whether structural or nonstructural, all of which obligations are intended to be obligations of Lessee. Lessee expressly waives the benefit of any law or judicial decision now or hereafter in effect which would require Lessor to repair or maintain the Premises or which would afford Lessee the right to (i) make repairs at Lessor's expense or (ii) terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair.

     6.5 Modifications of Premises by Lessee.

         (a) Lessee shall not, without Lessor's prior written approval, make any Modifications in, on or about the Premises, except for nonstructural items not exceeding $1,000 in cost. "Modifications" include but is not limited to structural and nonstructural alterations, additions and improvements such as but not limited to partitioning, electrical, plumbing, heating, ventilating and air cooling equipment and work. Lessor may require that Lessee remove any or all Modifications at the expiration of the Term, and restore the Premises to the same condition as at the Commencement Date. Lessor may require Lessee to provide to

Lessor, at Lessee's sole cost and expense, a payment and performance bond in an amount equal to one and one-half times the estimated cost of any Modifications which Lessor may approve. Should Lessee make any Modifications without the prior written approval of Lessor, Lessor may require that Lessee remove any or all of the same at any time.

         (b) Detailed plans and drawings of any proposed Modifications in or about the Premises that Lessee shall desire to make shall be presented to Lessor. If Lessor approves, such approval shall be deemed conditioned on Lessee acquiring all permits from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work, and the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. At Lessor's request, Lessee shall furnish to Lessor three
(3) full sets of as-built plans detailing such Modifications.

         (c) Lessee shall pay, when due, all claims for labor and materials furnished or alleged to have been furnished to or for use in, on or about the Premises, which claims are or may be secured by any mechanics or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' Notice prior to the commencement of any Modifications work, and Lessor shall have the right to post statements of non-responsibility in or on the Premises. if Lessee desires to contest the validity of any lien, claim or demand, then Lessee shall, at its sole expense, defend and indemnify Lessor against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor indemnifying Lessor against liability for, and holding the Premises free from the effect of, any judgment, lien or claim.

         (d) Unless Lessor requires their removal, as provided in ss.6.5(a), all Modifications, which may be made in, on or about the Premises, shall become the property of Lessor and remain on and be surrendered with the Premises at the end of the Term.

     6.6 Modifications of Premises by Lessor.

         (a) At any time and from time to time during the period commencing with the Commencement Date hereof and ending December 31, 1991, Lessor shall at Lessor's sole cost and expense make such Modifications to the Premises and/or install therein for Lessee's use and enjoyment such production equipment as identified and requested in writing by Lessee. Provided, that, Lessor shall not be obligated to expend in the aggregate greater than One Million Dollars ($1,000,000) for any Modifications and/or production equipment requested hereunder by Lessee; and further provided that all Modifications made to the Premises by Lessor shall be in the nature of capital improvements or installation of equipment and not in the nature of repair or maintenance. Any production equipment installed by Lessor shall be maintained by Lessee at Lessee's cost and expense during the term hereof in good operating order and condition, except for reasonable wear and tear and destruction by casualty which is fully insured. All Modifications and production equipment made or installed by Lessor shall be and remain the property of Lessor. Lessor shall keep accurate records of its expenditures made pursuant to this Section and shall provide copies thereof to Lessee from time to time as Lessee may reasonably require.

         (b) All work done by Lessor pursuant to this Section 6.6 shall be done in a good and workmanlike manner in compliance with all applicable building, zoning and/or other laws, ordinances, governmental regulations or requirements and in accordance with the requirements of all insurors under the policies of insurance required by the provisions of this Lease.

         (c) Lessor shall, at its own cost and expense, make any repairs, improvements, alterations, or additions to the Premises required by any governmental authority ("Required Work") as a result of work undertaken by Lessor pursuant to subparagraph (a)hereof, provided that Lessor shall not be obligated to undertake any Required Work the cost of which, when added to the cost of Lessor's performance under subparagraph (a)hereof, exceeds the aforementioned $1,000,000 limit, in which event Lessee shall undertake such Required Work at its sole cost and expense.

     6.7 Lessee's Trade Fixtures. Lessee's trade fixtures, furnishings and equipment, other than items affixed to the Premises so that they cannot be removed without material damage to the Premises, shall remain the property of Lessee and may be removed by Lessee, subject to the provisions of 56.2. Any of Lessee's trade fixtures, furnishings or equipment which remain at the Premises after the end of the Term may be removed and disposed of by Lessor (at Lessee's cost and expense) without liability or Notice to Lessee.

7.   Insurance and Indemnification.

     7.1 Insuring Party; Lessee's Obligation for Cost of All Insurance.

         (a) "Insuring Party" means the party who has the obligation to obtain and keep in force insurance required by this Lease. The Insuring Party is designated in ss.15.25 hereof. Whether the Insuring Party is the Lessor or the Lessee, the Lessee shall, as additional rent for the Premises, pay the cost of all insurance. If Lessor is the Insuring Party, then Lessee shall reimburse Lessor for the cost of all insurance within ten (10) days following Lessor's Notice therefor. If the Insuring Party shall fail to obtain and keep in force any insurance required by this Lease, the other party may, but shall not be required to obtain such insurance and keep the same in force, at the cost and expense of Lessee. If any such insurance has a deductible or co-payment provision, Lessee shall be liable for the deductible or co-payment amount.

         (b) If the Premises constitute a part of a larger property, then Lessee shall pay for any increase in the cost of insurance applicable to such larger property if said increase is attributable to Lessee's acts, omissions, use or occupancy of the Premises.

          7.2 Liability Insurance.

         (a) During the Term, the Insuring Party shall obtain and keep in force a policy or policies of Combined Single Limit, Bodily Injury and Property Damage Insurance insuring Lessor and Lessee against liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Subject to ss.7.2(b), such insurance shall be a combined single limit policy in an amount not less than $1,000,000.00. The policy shall contain cross liability endorsements and shall insure performance by Lessee of the provisions of ss.ss.7.6 and 7.7. The limits of said insurance shall not, however, limit the liability of Lessee. if the Premises constitute a part of a larger property, said insurance shall include a Lessor's Protective Liability endorsement.

         (b) In the reasonable opinion of Lessor, if the minimum amount of liability insurance stated in ss.7.2(a) is not adequate, the amount of insurance coverage shall be increased as requested by Lessor, provided, however that in no event shall the amount of the liability insurance increase be more than fifty percent (50%) greater than the amount thereof during the preceding year. Failure of Lessor to require additional insurance coverage shall not be deemed to relieve Lessee from any of its obligations and shall not limit Lessee's liability under any provision of this Lease.

          7.3 Property Insurance.

         (a) During the Term, the Insuring Party shall obtain and keep in force a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof, as the same may exist from time to time, but in no event less than the total amount of promissory notes secured by liens on the Premises, against all perils included within the classification of fire, extended coverage, vandalism, earthquake, malicious mischief, boiler, special extended perils (all risk) and sprinkler leakage. Said insurance shall provide for payment of loss thereunder to Lessor or to the holders of mortgages or deeds of trust on the Premises, as Lessor may from time to time direct by Notice to Lessee. The Insuring Party shall, in addition, obtain and keep in force during the Term a policy of rental income insurance covering a period of six (6) months, with loss payable to Lessor, which insurance shall also cover all real estate taxes and insurance costs for said period.

         (b) If Lessor is the Insuring Party, Lessor will not insure Lessee's trade fixtures, furnishings or equipment. if Lessee is the Insuring Party, Lessee shall insure its trade fixtures, furnishings and equipment.

     7.4 Insurance Policies. Insurance required by this Lease shall be provided by carriers reasonably satisfactory to Lessor. The Insuring Party shall deliver to the other party copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Lessor or Lessor's mortgagee, if so required. No such policy shall be cancelable or subject to reduction of coverage or other modification except after twenty (20) days' prior written Notice to Lessor. All insurance policies shall name both Lessor and Lessee, and Lessor's mortgagee if so required, as named additional insureds. The Insuring Party shall, within twenty
(20) days prior to the expiration of such policies, furnish the other party with renewals or "binders" thereof. The Insuring Party shall not do or omit doing anything which shall invalidate the insurance. Lessee shall pay any additional insurance costs attributabe to Lessee's acts, omissions, use or occupancy of the Premises. If Lessor is the Insuring Party, and if the insurance policies maintained hereunder cover other properties in addition to the Premises, Lessor shall deliver to Lessee a written statement showing in reasonable detail the manner in which the cost of insurance payable by Lessee has been calculated.

     7.5 Waiver of Subrogation. Lessee and Lessor each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. The Insuring Party shall notify the insurance carrier or carriers of the existence of this mutual waiver of subrogation.

     7.6 Indemnity. Lessee shall defend, protect, release and indemnify Lessor and hold Lessor harmless from and against any and all claims arising (directly or indirectly) from Lessee's acts, omissions, use or occupancy of the Premises and from the conduct of Lessee's business, and from any act, omission, work or thing done, permitted or suffered by Lessee in or about the Premises or elsewhere, and shall further defend, protect, release, indemnify and hold harmless Lessor from and against any and all claims arising from any default in the performance of any obligation on Lessee's part to be performed, or arising from any negligence of Lessee, or any of Lessee's agents, contractors, or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or*proceeding be brought against Lessor by reason of any such claim, Lessee (on Notice from Lessor) shall defend the same at Lessee's expense by counsel satisfactory to Lessor. Lessee shall pay Lessor's attorneys' fees and costs in participating in any action in respect of which Lessee is required to defend or indemnify Lessor if Lessor shall decide it is to its best interest to so participate.

     7.7 Exemption of Lessor from Liability. Lessor shall not be liable for injury to the person, or for any direct, indirect or consequential damage or loss to the property or business of Lessee, Lessee's employees, agents, contractors, invitees, customers, or other persons in, on or about the Premises, howsoever caused including, but not limited to damage or injury caused by or resulting from fire, steam, electricity, gas, hazardous or toxic substances, water or rain, or from breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether resulting from conditions arising on the Premises or on other portions of any larger property of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such injury or damage or the means of repairing the same is inaccessible to Lessee. Lessor shall not be liable for any act or omission of any other occupant, if any, of the property of which the Premises are a part, if so.

     Lessee hereby assumes all risk of and responsibility for loss and damage to property of Lessee and others or injury or death to persons in, on or about the Premises from any cause, and Lessee hereby waives all claims in respect thereof against Lessor. The exemption of Lessor from liability, and the assumptions and waivers, all as set forth in this Section 7.7, are for the benefit of Lessor and Lessee only, shall at no time inure to the benefit of third parties, and shall not in any way affect or hinder any rights or claims that either Lessor or Lessee may have against any third parties.

8.   Damage or Destruction.

     8.1 Partial Damage - Insured. Subject to the provisions of ss.ss.8.2, 8.3 and 8.4, if the Premises are damaged by a casualty covered by insurance, subject to the rights of any mortgagee of Lessor in and to such insurance proceeds, to the extent of insurance proceeds received by Lessor, the Lessor shall repair such damage (but not Lessee's modifications, trade fixtures, furnishings or equipment) as soon as reasonably possible, and the Term of this Lease shall continue in full force and effect. if the insurance proceeds received by Lessor are not sufficient to effect such repair, Lessor shall give Notice to Lessee of the amount required in addition to the insurance proceeds to effect such repair. Lessee shall contribute the required amount to

     Lessor within ten (10) days after Notice from Lessor of the shortage in the insurance. When Lessee shall contribute such amount to Lessor, Lessor shall make such repairs as soon as reasonably possible and the Term of this Lease shall continue in full force and effect. Lessee shall in no event have any right to reimbursement for any such amount so contributed.

     8.2 Partial Damage - Uninsured; Insured with Proceeds Retained by Mortgagee. Subject to the provisions of ss.ss.8.3 and 8.4, if the Premises are damaged (except by an act or omission of Lessee in which event Lessee shall make the repairs, at its expense) by a casualty not covered under an insurance policy required to be maintained pursuant to this Lease, or if such casualty is insured against under an insurance policy but the proceeds of the insurance are retained by a mortgagee of Lessor, Lessor may, at Lessor's option, either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event the Term of this Lease shall continue in full force and effect, or (ii) give Notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to terminate the Term of this Lease, which termination Notice shall state the intended date of termination which shall be not less than fifteen (15) days and not more than thirty (30) days after the date of such Notice. If Lessor gives such termination Notice, Lessee shall have the right within ten (10) days after the date of such termination Notice to give its repair Notice to Lessor of Lessee's intention to repair such damage at Lessee's expense, without reimbursement from Lessor, in which event the Term of this Lease shall continue in full force and effect, and Lessee shall proceed to make such repairs as soon as reasonably possible. If Lessee does not give its repair Notice within such ten (10) days period, the Term of this Lease shall terminate as of the date of termination stated in Lessor's termination Notice.

     8.3 Total Destruction. If, in the reasonable opinion of Lessor, there is total destruction of the Premises from any cause, whether or not covered by insurance, (including any total destruction required by any public authority), then at the election of Lessor and on Notice to Lessee the Term of this Lease shall terminate as of the date of such total destruction which shall be the date of termination. For purposes of this Lease, "total destruction" includes but is not limited to damage or injury so extensive either (i) that the estimated cost of repair and replacement exceeds 60% of the full replacement value of the improvements constituting part of the Premises, or (ii) that the estimated time to effect repair and replacement exceeds six (6) months.

     8.4 Damage Near End of Term. If the Premises are damaged during the last six (6) months of the then current Term of this

Lease, Lessor may, at Lessor's option, terminate the Term of this Lease by giving termination Notice to Lessee within thirty (30) days after the date of occurrence of such damage . In such case, the date of termination shall be stated in Lessor's termination Notice and such date of termination shall not be less than fifteen (15) days and not more than thirty (30) days after the date of such Notice.

     8.5 Abatement of Rent; Lessee's Remedies.

         (a) If the Premises are damaged, and Lessor or Lessee repairs the Premises pursuant to the provisions of this Lease, rent for the period in excess of six (6) months during which such damage or repair continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired; provided, however, that the aggregate amount of abatement hereunder shall not exceed the total rent payable for a period of four (4) months. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any loss which Lessee may suffer by reason of any such damage or repair. There shall be no abatement of rent for the initial six (6) months period of such damage or repair which is covered by the rental insurance provided for in ss.7.3(a) of this Lease.

         (b) If Lessor shall be obligated to repair the Premises under the provisions of this Lease and shall not commence such repair within ninety (90) days after such obligation shall accrue, Lessee may, at Lessee's option, terminate the Term of this Lease by giving Lessor Notice of Lessee's election to do so at any time prior to the commencement of such repair. In such event, the Term of this Lease shall terminate as of the date of such Notice.

     8.6 Termination - Advance Payments. On termination of the Term of this Lease pursuant to this ss.8, an equitable adjustment shall be made concerning advance rent payments, if any, made by Lessee to Lessor.

     8.7 Waiver. Lessee waives the provisions of all applicable laws and judicial decisions which relate to termination of leases when the property leased is damaged or destroyed, and agrees that such event shall be governed by the provisions of this Lease.

9.   Property Taxes.

     9.1 Real Property Taxes. Lessee shall pay all Real Property Taxes (as hereinafter defined) applicable to the Premises during the Term of this Lease. All such payments shall be made at least ten (10) days prior to the applicable delinquency date. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes paid by Lessee cover any period of time prior to or after expiration of the Term, Lessee's share of such taxes shall be equitably prorated to cover only the period of ..time within the tax fiscal year during the Term of this Lease, and Lessor shall reimburse Lessee to the extent required. If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount (including any late or delinquency charges) to Lessor with Lessee's next rent installment together with interest at the rate stated in 514.

     9.2 Definition of "Real Property Taxes". As used in this Lease, "Real Property Taxes" shall include any form of assessment, license fee, commercial rental tax, ad valorem tax, gross receipts tax, levy, penalty, or tax (other than net income, inheritance or estate taxes), imposed by any public or private authority against any legal or equitable interest of Lessor in the Premises or in the larger property of which the Premises are a part, if so, or against Lessor's right to rent or other income therefrom, or against Lessor's business of leasing the Premises, or any tax or assessment imposed in substitution, partially or totally, of any tax or assessment previously included within the definition of Real Property Taxes, or any additional tax or assessment the nature of which was previously included within the definition of Real Property Taxes.

     9.3 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable portion of the Real Property Taxes for all of the property included within the tax parcel assessed, such portion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

     9.4 Personal Property Taxes.

         (a) Lessee shall pay prior to delinquency all taxes assessed against and levied on trade fixtures, furnishings, equipment and all other personal property of Lessee in, on or about the Premises. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the property of Lessor.

         (b) If any of Lessee's personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor or to the taxing authority the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's personal property.

10.  Utilities.

     Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable portion to be determined by Lessor of all jointly metered charges.

11.  Assignment and Subletting.

     11.1 Lessor's Consent Required. Subject to the provisions of 511.2, Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or encumber all or any part of Lessee I s interest in this Lease or in the Premises, without Lessor's prior written consent.

     11.2 Named Lessee Affiliate. Notwithstanding the provisions of ss.11.1 hereof, the Named Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any entity which controls, is controlled by or is under common control with the Named Lessee, or to any entity resulting from merger or consolidation with the Named Lessee, or to any entity which acquires all the assets, as a going concern, of the business of the Named Lessee that is being conducted on the Premises, provided that said assignee or sublessee assumes, in full, the obligations of Lessee under this Lease.

     11.3 No Release of Named Lessee. Any subletting or assignment with Lessor's consent pursuant to ss.11.1 or without Lessor's consent pursuant to ss.11.2 shall not release the Named Lessee of its obligations or alter the primary liability of the Named Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any person other than the Named Lessee shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee, sublessee or successor of the Named Lessee, in the performance of any of the provisions hereof, Lessor may proceed directly against the Named Lessee without the necessity of exhausting remedies against any assignee, sublessee or successor or, at Lessor's option, may proceed jointly or severally against the Named Lessee and any one or more assignees, sublessees or successors. Lessor may consent to subsequent assignments or sublettings or amendments to this Lease with direct or remote assignees, sublessees or successors of the Named Lessee, without notifying the Named Lessee, or any direct or remote assignee, sublessee or successor of the Named Lessee, and without obtaining its or their consent thereto, and such action shall not release the Named Lessee of liability under this Lease.

     11.4 Attorneys' Fees. In the event Lessee shall request the consent of Lessor to any assignment or subletting, or if Lessee shall request the approval or consent of Lessor for any act that Lessee proposes to do, then Lessee shall pay Lessor's reasonable attorneys' fees incurred in connection with Lessor's decision relative to granting or refusing approval or consent.

12.  Defaults; Remedies.

     12.1 Default by Lessee. The occurrence of any one or more of the following events shall constitute a default of this Lease by Lessee:

         (a) Vacating the Premises or ceasing to actively conduct business at the Premises for more than thirty (30) days, except for reasonable periods on account of repair or reconstruction of the Premises.

         (b) Failure to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of five (5) days after Notice thereof from Lessor to Lessee.

         (c) Failure by Lessee to observe or perform any of the provisions of this Lease to be observed or performed by Lessee, other than described in ss.12.1(b), where such failure shall continue for a period of thirty (30) days after Notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within ten (10) days after such Notice and thereafter diligently pursues such cure to completion.

         (d) (i) The making by Lessee of any general assignment, or general arrangement for the benefit of creditors; (ii) filing by or against Lessee of either a petition to have Lessee adjudicated a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty
(60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty
(30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the

Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days.

         (e) The discovery by Lessor that any financial statement given to Lessor by Lessee, or by any guarantor of Lessee's obligations hereunder, was materially inaccurate, whether intentionally so or not.

         (f) The failure of Lessee to deliver an Estoppel Certificate pursuant to ss.15.1 of this Lease.

     12.2 Remedies. In the event of any default by Lessee, the Lessor may, at any time thereafter, with or without Notice or demand and without limiting Lessor in the exercise of any other right or remedy, in law or equity, which Lessor may have by reason of such default:

         (a) Terminate Lessee's right to possession of the Premises in which event Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of such default including, but not limited to: the cost of recovering possession of the Premises; expenses of reletting, including renovation and alteration of the Premises; reasonable attorneys' fees; any real estate commission paid or payable with respect to reletting; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the Term after the time of such award exceeds the amount of rental loss for the same period that Lessee proves could be reasonably avoided; and that portion of any leasing commission paid by Lessor (if so) allocable to the unexpired Term of this Lease.

         (b) Maintain Lessee's right to possession of the Premises in which case the Term of this Lease shall continue in effect whether or not Lessee shall have vacated the Premises. In such event, Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder, without any obligation or duty on the part of Lessor to mitigate damage or loss. If Lessor elects the remedy provided for in this ss.12.2(b), then at any time thereafter, and without Notice to Lessee, the Lessor may elect to terminate Lessee's possession of the Premises pursuant to ss.12.2(a) of this Lease.

         (c) Pursue any other remedy now or hereafter available to Lessor under the law of the State in which the Premises are located

     12.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after Notice by Lessee to Lessor (and to the holder of any mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee by Notice) specifying the default complained of; provided, however, that if the nature of Lessor's default is such that more than thirty (30) days are reasonably required for its cure, then Lessor shall not be deemed to be in default if Lessor commences such cure within said thirty (30) days period and thereafter diligently pursues such cure to completion.

     12.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor. Accordingly, if any installment of rent or any other sum due from Lessee shall not be paid by Lessee when due, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. Such late charge represents a fair and reasonable estimate of the costs Lessor may incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any other right or remedy. Any late charge is in addition to and not in lieu of interest on the amount due at the rate per annum stated in ss.14.

13. Condemnation. If the Premises or any portion thereof be taken under the power of eminent domain, or be sold under the threat of the exercise of said power (all of which are herein called "condemnation"), the Term of this Lease shall terminate as to the part so taken as of the date the condemning authority takes possession. If more than 10% of the floor area of the improvements constituting part of the Premises, or more than 25% of the land area constituting part of the Premises which is not occupied by any improvements, is taken by condemnation, Lessee may, at Lessee's option, to be exercised by Notice within ten (10) days after Lessor shall have given Notice to Lessee of such taking (or in the absence of such Notice, within ten (10) days after the condemning authority shall have taken possession) terminate the Term of this Lease as of the date the condemning authority takes possession. If Lessee does not so terminate the Term of this Lease, the Term shall continue in full force and effect as to the portion of the Premises remaining, except that the rent shall be equitably reduced consistent with the degree to which Lessee's use of the Premises is reduced by reason of the condemnation.

     Any award for the condemnation of all or any part of the Premises shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any separate award by the condemning authority for loss of or damage to Lessee's trade fixtures, furnishings, and removable personal property, or for moving expenses of Lessee.

     In the event that the Term of this Lease is not terminated by reason of such condemnation, Lessor shall, to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair

14. Interest. In addition to and not in lieu of all amounts payable by Lessee pursuant to the provisions of this Lease, the Lessee shall pay simple interest on the amount of every delinquent payment at a floating or adjusting rate per annum equal to one hundred fifty percent (150%) of the per annum rate published or declared as "base" or "prime" by the Bank which is in effect on the first day of the month during which the delinquency first occurs and on the first day of each succeeding month thereafter until the delinquency, together with interest thereon, be paid; provided, however, that if such amount exceeds the highest amount allowed by law, then the interest rate shall be the highest amount allowed by law. The Bank is Boatmen's National Bank of St. Louis, or such other comparable financial institution doing business in the State in which the Premises are situate as Lessor may designate from time to time by Notice to Lessee. The accrual or payment of interest shall not excuse or cure any default by Lessee.

15.  General Provisions.

     15.1 Estoppel Certificate; Lessee's Financials.

         (a) Within ten (10) days after Notice from Lessor, the Lessee shall execute, acknowledge and deliver to Lessor, or to such other person as Lessor may designate, a written statement ("Estoppel Certificate") in form satisfactory to Lessor M certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (ii) the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed and (iv) providing such other information as Lessor may reasonably request. Any such statement may be conclusively relied upon by Lessor and by any prospective purchaser or encumbrancer of the Premises.

         (b) Lessee's failure to deliver such Estoppel Certificate within ten
(10) days after Notice from Lessor, shall be conclusive on Lessee M that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, and (iii) that not more than one month's rent has been paid in advance, and shall make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's name, place and stead to execute such Estoppel Certificate. Such failure may also be considered by Lessor as a default by Lessee under this Lease.

         (c) If Lessor desires to utilize the Premises or the obligations of Lessee under this Lease as security for any borrowing, credit or financing desired by Lessor, then within ten (10) days after Notice from Lessor, the Lessee shall deliver to any financier designated by Lessor such financial statements of Lessee as may be reasonably required by such financier. All such financial statements shall be received in confidence and shall be used only for the purposes herein set forth.

     15.2 Definition of Lessor. "Lessor" means only the owner or owners at the time in question of the fee title and in the event of any transfer of such title or interest, the Lessor herein named (and in case of any subsequent transfers the then grantor) shall be released, from and after the date of such transfer, of all liability as respects Lessor's obligations thereafter to be performed. Any funds in the hands of Lessor (or the then grantor) at the time of such transfer in which Lessee has an interest, shall be delivered to the transferee. The obligations contained in this Lease to be performed by Lessor shall be binding on Lessor's successors and assigns, only during their respective periods of ownership.

     15.3 Definition of Lessee. "Lessee" means (i) the party signing this Lease as Lessee ("Named Lessee") whether the Premises are at any time occupied by or in the possession of the Named Lessee or any direct or remote assignee, sublessee or successor of the Named Lessee or any other person claiming any rights by, through or under the Named Lessee; and (ii) every direct and remote assignee, sublessee and successor of the Named Lessee during whatever period such assignee, sublessee or successor occupies or is in possession of the Premises or asserts or has claim or right to occupy or be in possession of the Premises; and (iii) every other person claiming by, through or under the Named Lessee any right to occupy or be in possession of the Premises during whatever period such person occupies or is in possession of the Premises or asserts or has any claim or right to occupy or be in possession of the Premises.

     15.4 Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

     15.5 Time is of the Essence. Time is of the essence.

     15.6 Captions. Captions are for convenience only and are not part of this Lease.

     15.7 Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to the subject matter hereof. No representation, declaration, promise, warranty, agreement or understanding which is not expressed in this document, or in any amendment of this document, shall be effective. This Lease may be amended only in a document signed by the parties.

     15.8 Notices. Any Notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, return receipt requested, addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by Notice to the other specify a different address for Notice purposes except that on Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for Notice purposes. A copy of all Notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by Notice to Lessee. Notices given by personal delivery shall be deemed given on the date of delivery, and Notices given by certified mail shall be deemed given on the second regular business day after the date of mailing.

     15.9 Waivers. No waiver by Lessor of any provision of this Lease shall be deemed a waiver of any other provision of this Lease or of any subsequent default by Lessee of the same or any other provision. Lessor's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to o approval of any subsequent act by Lessee. The acceptance of rent b Lessor shall not be a waiver of any preceding default by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding default at the time of acceptance of such rent.

     15.10 Recording. Lessee shall not record this Lease without Lessor's prior written consent, and such recordation shall, at the option of Lessor, constitute a non-curable default of Lessee. Each party shall, on request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

     15.11 Holding Over. If Lessee remains in possession of the Premises or any part thereof after expiration of the Term without the express written consent of Lessor, such occupancy shall be a tenancy from month-to-month at a monthly rental in the amount of double the last monthly rental during the Term, plus all other charges payable hereunder, and subject to all provisions of this Lease which may be applicable to a month-to-month tenancy.

     15.12 Cumulative Remedies. No remedy or election available to Lessor shall be deemed exclusive but shall be cumulative with all other remedies at law and in equity available to Lessor.

     15.13 Covenants and Conditions. Each provision of this Lease shall be deemed both a covenant and a condition.

     15.14 Binding Effect; Choice of Law. Subject to the provisions of Sss.15.2 and 15.3, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State in which the Premises are situate.

     15.14 Subordination.

         (a) At Lessor's option, this Lease, and the leasehold interests and rights of Lessee, shall be subordinate to any ground lease, master or superior lease, mortgage, deed of trust, hypothecation, or security interest now or hereafter affecting the Premises or any part of the Premises, and to any and all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises during the Term shall not be disturbed so long as Lessee shall observe and perform all of the provisions of this Lease to be observed and performed by Lessee. If any mortgagee, trustee, lessor or security interest holder shall elect to have this Lease regarded as being prior and superior to its mortgage, deed of trust, lease or security interest, and shall give Notice thereof to Lessee, this Lease shall be deemed prior and superior to such mortgage, deed of trust, lease or security interest, whether this Lease is dated before or after the date of said mortgage, deed of trust, lease or security interest, or the date of recording thereof.

         (b) Lessee agrees to execute any documents required to effectuate such subordination or to make this Lease prior and superior to any mortgage, deed of trust, lease or security interest, as the case may be, and failing to do so within ten (10) days after Notice from Lessor shall make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's name, place and stead, to execute any such document.

     15.16 Attorneys' Fees. If either party brings an action to enforce the provisions hereof or declare rights hereunder or recover for any loss or damage on account of the default of the other party, the prevailing party in any such action shall be entitled to reasonable attorneys' fees, costs of litigation and court costs to be paid by the losing party as fixed by the court.

     15.17 Lessor's Access. Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises, or to the larger property of which they are a part, if so, as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises any ordinary "For Sale" signs, and Lessor may at any time during the last 120 days of the Term place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Lessee.

     15.18 Signs and Auctions. Lessee shall not place any sign on or visible from the exterior of the Premises, or conduct any auction in, on or about the Premises without Lessor's prior written consent.

     15.19 Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination of the Term by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

     15.20 Corporate Authority. If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of

Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding on said corporation. If Lessee is a corporation, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor a certified copy of a resolution of the Board of Directors of Lessee authorizing or ratifying the execution of this Lease.

           15.21 Approvals and Consents. If approval or consent of one party is required to an act of the other party, such approval or consent shall not be unreasonably withheld.

     15.22 Quiet Possession. By observing and performing all of the provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire Term, subject to all of the provisions of this Lease.

     15.23 Options. In the event that Lessee has any option to extend the Term, or any option to purchase the Premises or any right of first refusal to purchase the Premises or other property of Lessor, then each of such options and rights are personal to the Named Lessee and may not be exercised by any one other than
(i) the Named Lessee or (ii) an assignee or subtenant described in ss.11.2 of this Lease. If there are multiple options to extend the Term of this Lease, a later option to extend cannot be exercised unless every prior option has been duly exercised. Any option right referenced in this ss.15.23 may be exercised only if Lessee is not in default.

     15.24 Multiple Tenant Property Rules and Regulations. In the event that the Premises are part of a larger property, then Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care and cleanliness of such larger property, the parking of vehicles and the preservation of good order therein as well as for the convenience of other occupants. Lessee will promptly pay its pro rata share, as reasonably determined by Lessor, of any maintenance or repair of such portion of the Premises or such portion of the larger property of which the Premises are a part, which are common areas or used by Lessee and others. The violation of any such rules and regulations, or the failure to pay such pro rata share of costs, shall be deemed a default of this Lease by Lessee.

     15.25 Insuring Party. The Insuring Party under this Lease shall be the Lessee.

     15.26 When Lessor is Obligated. The submission of this document by Lessor to Lessee does not constitute an offer or option of any kind capable of being accepted by Lessee: Lessor will be obligated if, and only if Lessor duly executes this document by affixing its signature hereto, and delivers a signed copy hereof to Lessee.

     15.27 Effect of Lease on Existing Tenancies. In the event any existing leases or tenancies are in effect with respect to the Premises as of the effective date hereof, Named Lessee nonetheless shall be directly liable to Lessor pursuant to all terms and provisions of this Lease, and such lease or tenancy shall effectively be deemed a sublease between Named Lessee and such lessee or tenant, with Named Lessee having all responsibilities and obligations of Lessor and being subject to all rights and occupancy of such lessee or tenant, pursuant to such lease or tenancy. Named Lessee further agrees to indemnify, defend, release and hold harmless Lessor from any and all claims of such lessee or tenant, unless due to a default by Lessor under this Lease.

     The parties hereto execute this Lease at the place and on the dates specified immediately adjacent to their respective signatures

--------------------------------------------------------------------------------

           Executed at St. Louis, Missouri          LESSOR:
           on ____________________________
           Address: c/o Mark R. Gale                REX REALTY CO.
                    10 S. Broadway
                    Suite 1800                      By: ________________________
                    St. Louis, Missouri
63102                                               Its: _______________________
                                                           (Corporate Seal)
--------------------------------------------------------------------------------
           Executed at St. Louis, Missouri          LESSEE;
           on ____________________________
           Address:_______________________          UNITED INDUSTRIES CORPORATION
                   -----------------------
                   _______________________          By: ________________________

                                                    Its: _______________________
                                                            (Corporate Seal)


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